Form N-SAR

Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
2-34393, 811-1879

Certificate Redesignating Janus Global Opportunities Fund is incorporated herein by reference to Exhibit (a)(23) to Post-Effective Amendment No. 132 to Janus Investment Fund's registration statement on Form N-1A, filed on July 30, 2010, accession number 0000950123-10-069950 (File No. 2-34393).

Certificate Redesignating Janus Orion Fund is incorporated herein by reference to Exhibit (a)(27) to Post-Effective Amendment No. 134 to Janus Investment Fund's registration statement on Form N-1A, filed on October 15, 2010, accession number 0000950123-10-093513 (File No. 2-34393).